UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2007

Newmont Mining Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31240	841611629
(Commission File Number)	(IRS Employer
Identification Number)

1700 Lincoln Street, Denver, CO 80203 (Address of Principal Executive Offices, Including Zip Code) (303) 863-7414 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On October 8, 2007, Newmont Mining Corporation, a Delaware corporation ("Newmont"), Newmont Mining B.C. Limited, a British Columbia corporation and an indirect wholly owned subsidiary of Newmont (“Acquisition Sub”), and Miramar Mining Corporation, a British Columbia corporation ("Miramar") entered into a Support Agreement (the “Support Agreement”) pursuant to which, (i) Acquisition Sub has agreed, subject to certain conditions, to make an offer (the “Offer”) to acquire all of the outstanding common shares of Miramar, plus all shares to be issued upon the exercise of stock options, for C$6.25 per common share, (ii) Miramar has agreed to support and recommend the Offer, and (iii) Newmont has agreed to guarantee the obligations of Acquisition Sub. Concurrently with the execution of the Support Agreement, each senior officer and director of Miramar (who are listed on Annex C filed as a part of Exhibit 2.2 to this Form 8-K) has entered into an agreement (collectively, the “Lock-Up Agreements”) with Acquisition Sub pursuant to which such directors and officers have agreed to deposit their common shares in the Offer, and not to take any action that may adversely affect or reduce the likelihood of the successful completion of the transactions contemplated by the Support Agreement; provided, that nothing in the Lock-Up Agreements prevents the signatories that are directors of Miramar from taking any action, in that capacity, that is permitted pursuant to the Support Agreement and applicable law.

     The obligation of Acquisition Sub to take up and pay for common shares under the Offer will be subject to certain conditions (which are for the benefit of and may be waived by the Offeror), including there having been validly deposited under the Offer and not withdrawn at the expiration of the Offer that number of common shares that, together with common shares held by Acquisition Sub and its affiliates constitutes at least 66 2/3% of the common shares then outstanding (calculated on a fully-diluted basis as determined in the Support Agreement). Miramar has agreed (among other matters) not to take any action that might reasonably be expected to, directly or indirectly, interfere with the successful acquisition of all of the common shares by Acquisition Sub pursuant to the Offer, the exercise of statutory compulsory acquisition rights or through a second-stage transaction, but such covenant does not prevent Miramar's board of directors from withdrawing, modifying or qualifying (or proposing to withdraw, modify or qualify) its approval or recommendation of the Offer or engaging in discussions or negotiations to effect an alternative transaction in certain prescribed circumstances set forth in the Support Agreement.

     Miramar also has agreed (among other matters) to keep Acquisition Sub apprised of all material matters relating to the business, conduct or operations of its Hope Bay and Con Mine Projects, and to use reasonable best efforts to preserve intact its present business organization and its relationships with those having material business dealings with it in order that its goodwill and business shall be maintained until the earlier of the time of (i) the appointment to the board of directors of Miramar of persons designated by Acquisition Sub within five business days of Acquisition Sub first having taken up and paid for common shares under the Offer, and (ii) the termination of the Support Agreement.

     Upon the occurrence of customary termination events, including if the board of directors of Miramar withdraws, modifies, changes or qualifies its support of the Offer, Miramar is required to make a cash termination payment to Acquisition Sub of C$41.4 million.

     Descriptions of the Support Agreement and the Lock-Up Agreements are qualified in their entirety by reference to the actual terms of the Support Agreement and the form of Lock-Up Agreement that are filed as Exhibit 2.1 and Exhibit 2.2 to this form 8-K. The signatories of the Lock-Up Agreements and the number of common shares and options to acquire common shares they or their affiliates own or over which they exercise direction or control are listed in Annex C, which is part of Exhibit 2.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Support Agreement dated October 8, 2007, among Newmont, Acquisition
Sub and Miramar (incorporated by reference from Exhibit 7.3 to our
Schedule 13D filed on October 9, 2007).

2.2	Form of Lock-Up Agreement dated October 8, 2007, among Newmont,
Acquisition Sub and each of the officers and directors listed on Annex C,
(which Form of Lock-Up Agreement and Annex C are incorporated herein by reference from Exhibit 7.4 and Annex C, respectively, to our Schedule 13D filed on October 9, 2007).

99.1	Press release, issued on October 9, 2007, announcing entering into of definitive support agreement in respect of the acquisition of Miramar by Newmont for
C$6.25 per common share (incorporated by reference from Exhibit 7.6 to our Schedule 13D filed on October 9, 2007).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2007

NEWMONT MINING CORPORATION
/s/ Sharon E. Thomas
Name: Sharon E. Thomas
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Support Agreement dated October 8, 2007, among Newmont, Acquisition
Sub and Miramar (incorporated by reference from Exhibit 7.3 to our
Schedule 13D filed on October 9, 2007).

2.2	Form of Lock-Up Agreement dated October 8, 2007, among Newmont,
Acquisition Sub and each of the officers and directors listed on Annex C
(which Form of Lock-Up Agreement and Annex C are incorporated herein by reference from Exhibit 7.4 and Annex C, respectively, to our Schedule
13D filed on October 9, 2007).

99.1	Press release, issued on October 9, 2007, announcing entering of definitive support agreement in respect of the acquisition of Miramar by Newmont for C$6.25 per share (incorporated by reference from Exhibit 7.6 to our
Schedule 13D filed on October 9, 2007).